Exhibit 99.1

GAIN Capital Reports 2011 Fourth Quarter & Full-Year Results

Confluence of market factors impacted quarterly results;

key operating metrics demonstrate progress made in 2011

For full-year 2011:

• Total retail trading volume increased 18.8% to $1.6 trillion

• Client assets increased 20.9% to $310.4 million

• EBITDA margin of 20.1%; net income margin of 8.7%

BEDMINSTER, N.J., February 28, 2012 – GAIN Capital Holdings, Inc. (“GAIN”) (NYSE: GCAP), a leading global provider of online trading services, announced its results for the fourth quarter and twelve months ended December 31, 2011.

“Fourth quarter market conditions reflected an unusual confluence of factors that caused us to report a loss for the period. There was a drop-off in market volatility, spikes of market uncertainty, and very tight trading ranges in major currencies such as the Euro and Yen. These dynamics, which contributed to a 18.2% sequential decrease in retail trading volumes, altered the composition of our order flow and impacted our ability to optimize spread capture. Throughout the quarter, we nonetheless continued to invest in being the best service provider in our asset class. We are confident that our ongoing focus on customers will enable us to continue to drive growth of a loyal client base going forward,” said Glenn Stevens, Chief Executive Officer.

“Despite these exceptional factors, we achieved a 20.1% EBITDA margin for the full year, and the underlying business remained strong. Retail trading volume was up 18.8% for the full-year, while our institutional business continued to gain momentum and delivered 298.5% trading volume growth in 2011. GAIN GTX is now at an inflection point, and we expect it to become a meaningful contributor in 2012. We continue to pursue several opportunities to further expand GAIN’s geographic reach and product offerings in order to drive long-term growth,” Mr. Stevens concluded.

Full-Year Metrics

(Comparisons below are referenced to FY 2010)

•	Net revenue of $181.5 million, compared to $189.1 million

•	EBITDA* of $36.6 million, compared to adjusted EBITDA* of $58.5 million; EBITDA margin of 20.1%

•	Net income of $15.7 million, compared to $37.8 million; net income margin of 8.7%

•	Adjusted net income* of $21.7 million, compared to $33.9 million

•	Diluted EPS of $0.40, compared to $1.00

•	Adjusted diluted EPS* of $0.56, compared to $0.90

•	Total retail trading volume up 18.8% to $1.6 trillion

•	Total institutional trading volume up 298.5% to $953.6 billion

•	Client assets up by 20.9% to $310.4 million as of December 31, 2011

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Fourth Quarter Metrics

(Comparisons below are referenced to Q4 2010)

•	Net revenue of $31.6 million, compared to $40.9 million

•	EBITDA* of $(3.1) million, compared to adjusted EBITDA* of $7.2 million

•	Net income/(loss) of $(3.3) million, compared to $56.8 million

•	Adjusted net income/(loss)* of $(1.6) million, compared to $4.0 million

•	Diluted EPS of $(0.10), compared to $1.44

•	Adjusted diluted EPS* of $(0.05), compared to $0.10

•	Total retail trading volume consistent at $366.4 billion

•	Total institutional trading volume up 367.9% to $486.2 billion

(* See below for reconciliation of non-GAAP financial measures and basis for comparing EBITDA in 2011 to adjusted EBITDA in 2010)

Declaration of Quarterly Dividend

The Board of Directors approved a quarterly dividend of $0.05 per share, to be paid on March 22, 2012 to shareholders of record as of March 13, 2012.

Conference Call

GAIN Capital will host a conference call today at 5:00 pm ET. Those wishing to listen to the call should dial +1.866.362.5158 (U.S. domestic) or +1.617.597.5397 (international), and enter the passcode 17272051# at least 10 minutes prior to the start of the call. A live audio webcast of the call, as well as PDF copies of this release and an accompanying presentation, will also be available on the Investor Relations section of the GAIN Capital website.

The audio replay will be available for one week after the call by dialing 1.888.286.8010 (U.S. domestic) or +1.617.801.6888 (international), and entering passcode 99787270#. The replay will be available starting approximately two hours after the completion of the conference call.

About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN’s innovative trading technology provides market access and highly automated trade execution services across multiple asset classes, including foreign exchange (forex or FX), contracts for difference (CFDs) and exchange-based products, to a diverse client base of retail and institutional investors.

A pioneer in online forex trading, GAIN Capital operates FOREX.com®, one of the largest and best-known brands in the retail forex industry. GAIN’s other businesses include GAIN GTX, a fully independent FX ECN for hedge funds and institutions, and GAIN Securities, Inc. (member FINRA/SIPC), a licensed U.S. broker-dealer.

GAIN Capital and its affiliates have offices in New York City; Bedminster, New Jersey; London; Sydney; Hong Kong; Tokyo; Singapore; Beijing; and Seoul.

For further company information, visit www.gaincapital.com.

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Consolidated Statements of Operations

In millions, except per share data

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue
Trading revenue	$29.8	$39.7	$175.9	$187.4
Other revenue	1.8	1.5	6.4	3.4

Total non-interest revenue	31.6	41.2	182.3	190.8
Interest revenue	0.3	0.1	0.6	0.4
Interest expense	(0.3)	(0.4)	(1.4)	(2.1)

Total net interest revenue (expense)	—	(0.3)	(0.8)	(1.7)

Net revenue	31.6	40.9	181.5	189.1

Expenses
Employee compensation and benefits	11.5	11.4	46.4	45.4
Selling and marketing	8.2	10.0	36.2	37.7
Trading expenses and commissions	7.5	7.1	33.0	25.7
Bank fees	0.8	1.0	4.2	4.2
Depreciation and amortization	1.0	0.9	3.9	3.4
Purchase intangible amortization	2.5	1.2	8.9	1.2
Communications and data processing	0.8	0.7	2.9	3.0
Occupancy and equipment	1.2	1.1	4.7	4.1
Bad debt provision	0.1	0.1	0.9	0.6
Professional fees	1.4	0.4	5.2	2.0
Product development, software and maintenance	1.2	1.0	4.2	3.5
Change in fair value of convertible, redeemable preferred stock embedded derivative(1)	—	(53.6)	—	(4.7)
Other	2.1	1.0	7.7	5.6

Total	38.3	(17.7)	158.2	131.7

Income / (loss) before tax expense	(6.7)	58.6	23.3	57.4
Income tax expense / (benefit)	(3.4)	1.8	7.6	20.0

Net Income / (loss)	$(3.3)	$56.8	$15.7	$37.4

Net loss applicable to noncontrolling interest	—	—	—	(0.4)

Net income / (loss) applicable to GAIN
Capital Holdings, Inc.	$(3.3)	$56.8	$15.7	$37.8

Earnings / (loss) per common share(2):
Basic	$(0.10)	$6.62	$0.46	$8.62

Diluted	$(0.10)	$1.44	$0.40	$1.00

Weighted average common shares outstanding used in computing earnings per common share(2):
Basic	34,205,991	8,570,387	34,286,840	4,392,798

Diluted	34,205,991	39,347,111	38,981,792	37,742,902

(1)

For periods prior to the closing of our initial public offering in December 2010, in accordance with FASB ASC 815, Derivatives and Hedging, we accounted for an embedded derivative liability attributable to the redemption feature of our previously outstanding preferred stock. This redemption feature and the associated embedded derivative liability was no longer required to be recognized following the conversion of all of our preferred stock into common stock in connection with our IPO.

(2)

In connection with the completion of our IPO, our board of directors approved a 2.29-for-1 stock split of our common stock to be effective immediately prior to the completion of the IPO. The 2.29-for-1 stock split, after giving effect to the receipt by us of 407,692 shares of common stock from all of our pre-IPO common stockholders (on a pro-rata basis) in satisfaction of previously outstanding obligations owed by such stockholders to us, resulted in an effective stock split of 2.26-for-1. Accordingly, all references to share and per share data have been retroactively restated for the three months and twelve months ended December 31, 2010 to reflect the effective 2.26-for-1 stock split.

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Consolidated Balance Sheet

In millions, except share data

(unaudited)

	December 31,
	2011	2010
ASSETS:
Cash and cash equivalents	$370.7	$284.2
Short term investments	0.1	0.1
Trading securities	—	20.1
Receivables from brokers	85.4	98.1
Property and equipment, net	7.5	7.3
Prepaid assets	9.9	9.9
Goodwill	3.1	3.1
Intangible assets, net	10.8	9.1
Other assets, net	18.1	11.2

Total assets	$505.6	$443.1

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Payables to brokers, dealers, FCMs and other regulated entities	$17.3	$6.1
Payables to customers	293.1	250.6
Accrued compensation and benefits	4.9	5.1
Accrued expenses and other liabilities	14.9	10.5
Income tax payable	2.6	2.6
Notes payable	7.9	18.4

Total liabilities	340.7	293.3

Shareholders’ equity
Common stock	—	—
Accumulated other comprehensive income	0.3	0.4
Additional paid-in capital	79.6	73.4
Treasury stock, at cost (850,121 shares at December 31, 2011 and zero shares at December 31, 2010)	(5.0)	—
Retained earnings	90.0	76.0

Total shareholders’ equity	164.9	149.8

Total liabilities and shareholders’ equity	$505.6	$443.1

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*Reconciliations of Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Adjusted Net Income:

GAIN Capital’s previously outstanding Convertible, Redeemable Preferred Stock Series A, Series B, Series C, Series D, and Series E contained a redemption feature which allowed the holders of our preferred stock at any time on or after March 31, 2011 to require us to repurchase such securities. We had determined that this redemption feature effectively provided such holders with an embedded option derivative meeting the definition of an “embedded derivative” pursuant to FASB ASC 815, Derivatives and Hedging. Consequently, the embedded derivative was required to be bifurcated and accounted for separately. This redemption feature and related accounting treatment was no longer required to be recognized following conversion of all of our outstanding preferred stock into common stock in connection with our IPO. Historically, in accordance with FASB ASC 815, we adjusted the carrying value of the embedded derivative to the fair value of our Company at each reporting date, based upon the Black-Scholes options pricing model, and reported the preferred stock embedded derivative liability on the Consolidated Balance Sheet, with changes in fair value recorded in our Consolidated Statements of Operations. Historically, this impacted our net income, but did not affect our cash flow generation or operating performance. The embedded derivative caused our earnings to fluctuate, but in our view was not indicative of our historical or expected future operating performance.

Adjusted net income is a non-GAAP financial measure and represents our net income/(loss) excluding (i) the change in fair value of the embedded derivative in our preferred stock, for periods prior to 2011, and (ii) the after-tax impact of amortization of purchased intangibles. As noted above, the embedded derivative in our preferred stock was extinguished at the time of our IPO. Accordingly, beginning in 2011, we no longer include an adjustment for changes in fair value of the embedded derivative and adjusted net income represents our net income excluding only the after-tax impact of amortization of purchased intangibles. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies.

Reconciliation of GAAP Net Income to Adjusted Net Income

In millions except per share data

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss) applicable to GAIN Capital Holdings, Inc.	$(3.3)	$56.8	$15.7	$37.8
Change in fair value of convertible, redeemable preferred stock embedded derivative	—	(53.6)	—	(4.7)
Add back of purchased intangible amortization, net of tax	1.7	0.8	6.0	0.8

Adjusted net income (loss)	$(1.6)	$4.0	$21.7	$33.9

Adjusted earnings (loss) per common share:
Basic	$(0.05)	$0.45	$0.63	$7.72

Diluted	$(0.05)	$0.10	$0.56	$0.90

Reconciliation of GAAP Net Income to EBITDA/Adjusted EBITDA:

Adjusted EBITDA is a non-GAAP financial measure that prior to the closing of our IPO in December 2010 represented our earnings before interest, taxes, depreciation and amortization and excluded the change in fair value of the embedded derivative in our preferred stock. With the consummation of our IPO, all outstanding shares of our preferred stock converted into common stock. Accordingly, in 2011 we no longer adjust EBITDA for the embedded derivative. EBITDA/adjusted EBITDA margin is EBITDA/adjusted EBITDA over net revenue excluding interest on our note payable.

Our management uses EBITDA and adjusted EBITDA to measure operating performance, to plan and to prepare annual budgets, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We also present EBITDA and adjusted EBITDA as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance. EBITDA and adjusted EBITDA provide comparisons from period to period by excluding potential differences caused by variations in the age and book depreciation of fixed assets (affecting relative depreciation expense) and purchase intangible amortization, and changes in interest that are influenced by capital structure decisions and capital markets conditions.

EBITDA and adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our profitability or liquidity. Our measure of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

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Reconciliation of GAAP Net Income to EBITDA / Adjusted EBITDA

In millions

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income/(loss) applicable to GAIN Capital Holdings, Inc.	$(3.3)	$56.8	$15.7	$37.8
Change in fair value of convertible, redeemable preferred stock embedded derivative	—	(53.6)	—	(4.7)
Plus: Depreciation & amortization	1.0	0.9	3.9	3.4
Plus: Purchase intangible amortization	2.5	1.2	8.9	1.2
Plus: Interest expense of note payable	0.1	0.2	0.5	1.1
Plus: Income tax expense / (benefit)	(3.4)	1.8	7.6	20.0
Less: Net loss applicable to non-controlling interest	—	—	—	(0.4)

EBITDA / Adjusted EBITDA (1)	$(3.1)	$7.2	$36.6	$58.5

(1)	2011 periods reflect EBITDA; 2010 periods reflect adjusted EBITDA.

Reconciliation of EBITDA/Adjusted EBITDA Margin %

In millions

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net revenue	$31.6	$40.9	$181.5	$189.1
Interest on note payable	0.1	0.2	0.5	1.1

Net revenue (ex. interest on note)	$31.7	$41.1	$182.0	$190.2

EBITDA / Adjusted EBITDA (1)	$(3.1)	$7.2	$36.6	$58.5

EBITDA / Adjusted EBITDA Margin % (2)	(9.8%)	17.5%	20.1%	30.8%

(1)	2011 periods reflect EBITDA; 2010 periods reflect adjusted EBITDA.
(2)	2011 periods reflect EBITDA margin %; 2010 periods reflect adjusted EBITDA margin %.

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Forward-Looking Statements:

In addition to historical information, this earnings release contains “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2011, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Contacts:

Investor Relations

MBS Value Partners

Noah Schwartz /Lynn Morgen	gain@mbsvalue.com
Phone:	+1 212 750 5800

Public Relations

Feintuch Communications

Christa Conte	gain@feintuchpr.com
Phone:	+1 212 808 4902

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